U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2009

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015	87-0439834
(Commission File Number)	(I.R.S. Employer Identification No.)

Aztec Oil & Gas, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
 (Address of principal executive offices including zip code)

(713) 840-6444
(Registrant’s telephone number, including area code)

ITEM 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 8, 2009, Aztec Oil & Gas, Inc., being in good standing and current in all of its filings, voluntarily filed a Form 15 with the Securities and Exchange Commission via EDGAR.  The purpose of the voluntary filing was to delist Aztec’s common stock from the OTC Bulletin Board trading venue.  Subsequently, the trading venue listing for Aztec’s common shares is being transferred to the Pink OTC Markets – Current Information OTC Market Tier.

For additional information please refer to the Company press release, dated April 8, 2009, attached herewith as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTEC OIL & GAS, INC.

Date: April 8, 2009	By: //s// Franklin C. Fisher, Jr.
Franklin C. Fisher, CEO and Chairman